Exhibit 99.1

BioAmber Reports First Quarter 2014 Financial Results

Minneapolis, MN, May 8, 2014. BioAmber Inc. (NYSE: BIOA), an industrial biotechnology company producing sustainable chemicals, today announced its financial results for the first quarter ended March 31, 2014. Highlights for the quarter included:

•	Sarnia project is on track and made significant progress with respect to schedule and budget

•	Bio-succinic acid sales increased by 6% to $351,000 from $331,000 for the same quarter in 2013

•	Net cash used in operating activities averaged $1.6 million per month

•	Subsequent to the quarter, a take-or-pay supply agreement was signed with PTTMCC Biochem, making BioAmber PTTMCC’s principal bio-succinic acid supplier from 2015 through 2017

“Our Sarnia plant is advancing well. The costs committed for equipment and contracted work over the past quarter collectively came in on budget, and we did not encounter additional scheduling delays,” said Jean-Francois Huc, BioAmber’s Chief Executive Officer. “The signing of the bio-succinic acid take-or-pay contract with PTTMCC Biochem, a joint venture between Mitsubishi Chemical and PTT PCL, is an important step in our efforts to secure sales volume for Sarnia. This contract targets a promising new bio-plastic application and is further evidence that we offer cost competitive, quality succinic acid,” he added.

Sarnia Highlights

•	Engineering for the plant is over 70% complete, 95% of all equipment has been ordered and equipment deliveries have begun

•	There have been no additional delays to the project since the last earnings call: the schedule trend continues to show project completion in early 2015 rather than late 2014, due to the previously disclosed 4 to 6 week delay

•	The warehouse and underground utilities are nearing completion and significant progress has been made on the process and office building work.

Other Business Highlights

•	BioAmber signed a three-year supply contract with PTTMCC Biochem, a JV between Mitsubishi Chemical and PTT PLC. BioAmber will supply at least 80% of PTTMCC’s succinic acid needs after plant start up (PTTMCC’s estimated annual needs are 14,000MT per year of bio-succinic acid at full capacity), with approximately 50% of the volume guaranteed by a take-or-pay obligation.

Financial Highlights

•	Cash on hand was $73.0 million as of March 31, 2014

•	Net cash used in operating activities for the quarter ended March 31, 2014 was $4.9 million, representing an average monthly cash burn for operating activities of $1.6 million.

1 | Page

Q1 2014 Financial Results

Revenue for the quarter ended March 31, 2014 increased 6% to $351,000 from $331,000 for the same period in 2013. The increase in revenue was primarily due to higher volumes of bio-succinic acid sold, partially offset by a decrease in the average selling price as the Company continued to sell to customers who sought pricing closer to the selling prices we are offering for future Sarnia production. BioAmber produced approximately the same amount of succinic acid in the large-scale demonstration facility in France in the first quarter of 2014 as it did in the same period in 2013. The Company will continue to manage sales to its customers while at the same time ensuring there is sufficient inventory for the transition period as the Company shifts production to the Sarnia facility.

Gross profit in the quarter ended March 31, 2014 was $71,000, representing a gross margin of 20%, compared to a gross profit of $132,000 and a gross margin of 40% for the same period in 2013. The reduced gross profit in the first quarter was primarily due to the lower average selling price.

Research and development expenses for the quarter ended March 31, 2014 decreased 46% to $3.3 million from $6.1 million for the same period in 2013. This was primarily due to (i) the completion of the yeast development project with Cargill, which lowered the associated research work and milestone payments, (ii) a reduction in outsourced research and consulting fees that were offset by more cost effective in-house efforts, and (iii) lower stock-based compensation expenses resulting from the accelerated vesting of Sinoven stockholder shares in BioAmber during the quarter ended March 31, 2013.

Sales and marketing expenses in the quarter ended March 31, 2014 were $1.1 million, an increase of $16,000 from the same period in 2013.

General and administrative expenses for the quarter ended March 31, 2014 increased 25% to $2.9 million from $2.3 million for the same period in 2013. The increase was primarily due to a $600,000 increase in professional fees and other expenses resulting from being a public company, including legal, accounting, insurance and board-related fees.

Foreign currency losses in the quarter ended March 31, 2014 were $168,000 as compared to a gain of $88,000 in the same period in 2013. These losses were driven by a weakening of the Canadian dollar against the U.S. dollar and the resulting impact on Canadian dollar cash balances needed to meet the vendor obligations of the Sarnia Project.

During the quarter ended March 31, 2014, the Company incurred financial charges of $600,000 of interest expense applicable to the loan with Hercules Technology Growth Capital and a $11.6 million non-cash charge related to changes in the fair market value of the warrants issued in connection with the IPO. These warrants will be revalued in each reporting period resulting in a non-cash amount being recorded in the statement of operations while the warrants remain outstanding.

The Company recorded a net loss attributable to shareholders of $19.9 million, or a loss of $1.07 per share, for the quarter ended March 31, 2014, as compared to a net loss of $9.5 million, or a loss of $0.92 per share, for the same period in 2013.

2 | Page

The Adjusted Net Loss Attributable to BioAmber Inc. Shareholders for the quarter ended March 31, 2013 was $8.3 million, or a loss of $0.45 per share, compared to an Adjusted Net Loss Attributable to BioAmber Inc. Shareholders of $9.8 million, or a loss of $0.95 per share, for the same period in 2013. Adjusted Net Loss Attributable to BioAmber Inc. Shareholders is a non-GAAP financial metric that excludes, for the quarter ended March 31, 2014, the impact of the change in fair value of the warrants issued in connection with the IPO and the non-cash gain resulting from the extinguishment of debt during the quarter ended March 31, 2013. Please refer to Annex A: “Non-GAAP Financial Information—Adjusted Net Loss Attributable to BioAmber Inc. Shareholders” for more information regarding this non-GAAP financial metric.

Webcast and Conference Call Information

BioAmber will discuss these results on a live audio webcast, which will be available on the Internet to investors, members of the news media and the general public at 4:30 p.m. Eastern Time on May 8, 2014. To access the webcast of the conference call, go to the company’s website, www.bio-amber.com. Audio of the teleconference is also available by dialing:

North American callers: (866) 825-1709

International callers: +1 (617) 213-8060

Participant Passcode: 29762852

A replay of the webcast will be available approximately two hours after the conclusion of the live webcast, and will remain available on BioAmber’s website for 30 days.

3 | Page

About BioAmber

BioAmber (NYSE: BIOA) is an industrial biotechnology company producing sustainable chemicals. Its proprietary technology platform combines industrial biotechnology and chemical catalysis to convert renewable feedstock into sustainable chemicals for use in a wide variety of everyday products including plastics, resins, food additives and personal care products. For more information visit www.bio-amber.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to the projected capital costs and scheduled completion of the planned Sarnia facility, future sales projections for our Bio-SA facility, the impact and timing of any construction delays at our planned Sarnia facility, expected foreign currency losses, and the supply agreement with PTTMCC Biochem. All statements other than statements of historical fact contained in this press release are forward-looking statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond BioAmber’s control. BioAmber’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in BioAmber’s most recent registration statement on Annual Report on FORM 10-K filed with the Securities and Exchange Commission, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the Company’s limited operating history, the inability of the Company to execute on its manufacturing expansion strategy, including the construction of our planned facility in Sarnia, Ontario, the inability of the Company to comply with milestone covenants contained in certain of its agreements, the Company’s limited sales of bio-succinic acid to date, the Company’s inability to obtain additional financing, the Company’s inability to leverage its bio-succinic acid technology to develop and commercialize derivatives of bio-succinic acid and other bio-based building block chemicals, and a decrease in demand for bio-succinic acid, bio-based 1,4 BDO and other bio-succinic acid derivatives. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur and the timing of events and circumstances and actual results could differ materially from those projected in the forward- looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

BioAmber Investor Contact

Michael Rice

LifeSci Advisors, LLC

1350 Avenue of the Americas 28th Floor

New York, NY 10019

646-597-6979

mrice@lifesciadvisors.com

4 | Page

BioAmber Inc.

Consolidated Statements of Operations

(unaudited, in thousands $, except for shares)

	Three Months Ended March 31,
	2014	2013

Product sales	351	331
Cost of goods sold	280	199

Gross profit	71	132

Operating Expenses
Research and development	3,314	6,099
Sales and marketing	1,111	1,095
General and administrative	2,919	2,338
Depreciation and amortization	60	533
Foreign exchange (gain) loss	168	(88)

Operating Expenses	7,572	9,977

Operating loss	7,501	9,845

Amortization of deferred financing costs	73	69
Financial charges	12,353	—
Gain on debt extinguishment	—	(314)
Income tax expense	25	—
Losses from Equity Method Investment	—	16

Net Loss	19,952	9,616

Net Loss attributable to:
BioAmber Inc. shareholders	19,911	9,500
Non-controlling interest	41	116

	19,952	9,616

Net Loss per share attributable to BioAmber Inc. shareholders - basic	$1.07	$0.92

Weighted-average common shares outstanding - basic	18,560	10,371

5 | Page

BioAmber Inc.

Consolidated Balance Sheet Information

(unaudited, in thousands $)

	As of March 31, 2014	As of December 31, 2013
Assets
Current assets:
Cash and cash equivalents	73,022	83,728
Accounts receivable	580	755
Inventories	3,867	2,415
Prepaid expenses and other current assets	7,137	7,394
Deferred financing costs	605	671

Total current assets	85,211	94,963
Property and equipment, net	25,816	13,554
Equity method investment	710	710
Intangible assets including goodwill	4,821	4,852
Other assets	678	—

Total assets	117,236	114,079

Liabilities
Current Liabilities:
Accounts payable and accrued liabilities	9,723	7,111
Income taxes payable	1,138	1,121
Deferred grants	2,945	3,061

Short-term portion of long term debt	9,895	6,520

Total current liabilities	23,701	17,813
Long-term debt	20,059	23,210
Warrants financial liability	17,440	5,840
Other long term liabilities	94	82

Total liabilities	61,294	46,945

Redeemable non-controlling interest	9,947	—
Shareholders’ Equity	45,995	67,134

Total Liabilities and Shareholders’ Equity	117,236	114,079

6 | Page

BioAmber Inc.

Consolidated Statements of Cash Flows

(unaudited, in thousands $)

	Three Months Ended March 31,
	2014	2013

Operating Activities
Net Loss	(19,952)	(9,616)
Adjustments to reconcile net loss to cash:
Stock-based compensation	1,484	2,417
Depreciation and amortization	60	533
Warrant revaluation	11,600	—
Gain on debt extinguishment	—	(314)
Accretion of end of term charge on long-term debt	236	—
Amortization of deferred financing costs	73	69
Change in working capital	1,621	(7,184)
Other	11	27

Net cash used in operating activities	(4,867)	(14,068)

Investing Activities
Acquisition of property and equipment	(12,731)	(39)
Change in other assets	(678)	—

Net cash used in investing activities	(13,409)	(39)

Financing Activities
Deferred financing costs	—	(147)
Issuance of long-term debt	—	611
Government grants	—	502
Net proceeds from issuance of common shares	4	—
Proceeds from issuance of shares by a subsidiary	8,120	—
Cancellation of shares	—	(140)

Net cash provided by financing activities	8,124	826

Foreign exchange impact on cash	(554)	(260)
Increase/(decrease) in cash	(10,706)	(13,541)
Cash, beginning of period	83,728	25,072

Cash, end of period	73,022	11,531

7 | Page

ANNEX A: Non-GAAP Financial Information

Adjusted Net Loss Attributable to BioAmber Inc. Shareholders

Adjusted Net Loss Attributable to BioAmber Inc. Shareholders is a non-GAAP measure that represents net loss attributable to BioAmber Inc. shareholders adjusted to exclude the non-operational income. The Adjusted Net Loss Attributable to BioAmber Inc. Shareholders for the three months ended March 31, 2014 excludes the change in the fair value of the warrants issued in connection with BioAmber’s initial public offering. The Adjusted Net Loss Attributable to BioAmber Inc. Shareholders for the three months ended March 31, 2013 excludes the non-cash gain attributable to the extinguishment of a portion of debt related to the funding of the Sarnia facility.

BioAmber presents Adjusted Net Loss Attributable to BioAmber Inc. Shareholders as a supplemental measure of BioAmber’s performance. The above items are excluded from BioAmber’s Adjusted Net Loss Attributable to BioAmber Inc. Shareholders because these items are non-cash in nature, or because the amount and timing of these items are either unpredictable or not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. BioAmber believes Adjusted Net Loss Attributable to BioAmber Inc. Shareholders is a useful measure for analysts and investors to evaluate BioAmber’s future ongoing performance as this measure allows for a more meaningful comparison of BioAmber’s projected cash earnings and performance with its historical results from prior periods and to the results of its competitors. Adjusted Net Loss Attributable to BioAmber Inc. Shareholders corresponds more closely to the cash operating income generated from BioAmber’s business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of BioAmber’s business.

Adjusted Net Loss Attributable to BioAmber Inc. Shareholders has certain limitations in that it does not take into account the impact of certain expenses to BioAmber’s consolidated statements of operations. In evaluating Adjusted Net Loss Attributable to BioAmber Inc. Shareholders, you should be aware that in the future BioAmber may incur expenses similar to the adjustments in this presentation. BioAmber’s presentation of Adjusted Net Loss Attributable to BioAmber Inc. Shareholders should not be construed as an inference that BioAmber’s future results will be unaffected by unusual or non-recurring items. Adjusted Net Loss Attributable to BioAmber Inc. Shareholders is not a measurement of BioAmber’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

8 | Page

The following is a reconciliation of Adjusted Net Loss Attributable to BioAmber Inc. Shareholders to GAAP Net Loss Attributable to BioAmber Inc. Shareholders (amounts in thousands):

BioAmber Inc.

Non-GAAP Financial Information

(unaudited, in thousands $, except for share data)

	Three Months Ended March 31,
	2014	2013

Net loss attributable to BioAmber Inc. shareholders	19,911	9,500
Deduct:
Warrants Revaluation	11,600	—
Gain on extinguishment of debt	—	(314)

Adjusted Net Loss attributable to BioAmber Inc. shareholders	8,311	9,814

Adjusted net loss per share attributable to BioAmber Inc. shareholders - basic	0.45	0.95

Weighted-average of common shares outstanding - basic	18,560	10,371

9 | Page